UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2004 (September 3, 2004)

OPNET Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30931	52-1483235
(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

7255 Woodmont Avenue, Bethesda, MD	20814
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (240) 497-3000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry	into a Material Definitive Agreement

On September 3, 2004, OPNET Technologies, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Agreement”) with N Company Acquisition Corp., a wholly owned subsidiary of the Company (the “Transitory Subsidiary”), and Altaworks Corporation (“Altaworks”). The Agreement contemplates that the Company will acquire Altaworks for a purchase price of $3.25 million in cash, less certain expenses, pursuant to the merger of the Transitory Subsidiary and Altaworks (the “Merger”). The Company will pay the purchase price from its working capital. The Merger is subject to customary closing conditions. In addition, the Company and Altaworks each has the right to terminate the Agreement if the Merger has not occurred on or before October 15, 2004 by reason of the failure of certain conditions precedent under the Agreement.

Item 7.01. Regulation	FD Disclosure

On September 14, 2004, the Company issued a press release announcing that it had entered into the Agreement. The information in this Item 7.01 and in Item 9.01 (including Exhibit 99.1) of this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial	Statements and Exhibits

(c)    Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPNET TECHNOLOGIES, INC.

Date: September 14, 2004	By:	/s/ Joseph W. Kuhn
Joseph W. Kuhn Vice President of Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated September 14, 2004